Exhibit 10.14

RealNetworks, Inc. 2005 Stock Incentive Plan
Restricted Stock Units Terms and Conditions
(US and Non-US Employees)
Restricted Stock Units Terms and Conditions (including any Appendices hereto) (the “Agreement”) made and entered into as of the effective date (the “Grant Date”) set forth in the Notice of Grant of Restricted Stock Units and Restricted Stock Units Agreement attached hereto (the "Notice of Grant"), by and between RealNetworks, Inc., a Washington corporation (the “Company”), and you (the “Participant”) pursuant to the RealNetworks, Inc. 2005 Stock Incentive Plan and any sub-plan to the 2005 Stock Incentive Plan for your country (the “Sub-Plan”) (together, the “Plan”). Capitalized terms not defined in this Agreement have the meanings ascribed to them in the Plan.
1.Grant of Restricted Stock Units. The Company hereby grants to the Participant the number of Restricted Stock Units set forth in the Notice of Grant, subject to the terms of this Agreement and the Plan. Each Restricted Stock Unit shall represent the right to receive the equivalent of one Share on the vesting date.
2.    Account. The Company shall credit to a bookkeeping account (the “Account”) maintained by the Company for the Participant’s benefit the number of Restricted Stock Units set forth in the Notice of Grant. On any date that an extraordinary cash dividend is paid on the Shares, the Company will credit the Account with a number of additional Restricted Stock Units equal to the result of dividing (i) the product of the total number of Restricted Stock Units credited to the Account on the record date for such dividend and the per Share amount of such dividend by (ii) the Fair Market Value of one Share on the date such dividend is paid by the Company to shareholders. The additional Restricted Stock Units shall be or become vested to the same extent and subject to the same terms and conditions as the Restricted Stock Units that resulted in the crediting of such additional Restricted Stock Units, subject to delay as prescribed under Section 18 of this Agreement.
3.    Vesting. Except as otherwise provided herein, the vesting schedule applicable to the Restricted Stock Units credited to the Account shall be as set forth in the Notice of Grant. The Restricted Stock Units shall cease to vest upon the Participant’s termination of employment, subject to Section 4 below. Notwithstanding the foregoing, the Committee may, in its discretion, accelerate the date that any installment of the Restricted Stock Units vests.
4.    Termination of Employment.
(a)    Termination by Company Other Than for Cause. If the Company terminates the employment of the Participant for any reason other than for Cause (as defined in paragraph (c) of this Section) and the Restricted Stock Units credited to the Account are not fully vested, then the unvested portion of the Restricted Stock Units credited to the Account shall be forfeited unless the Committee determines, in its discretion, prior to the termination of employment of the Participant to accelerate the vesting of any portion of such unvested Restricted Stock Units. If the Committee determines to vest any unvested portion of the Restricted Stock Units pursuant to the preceding sentence, such vesting shall be subject to and effective only if the Participant executes and delivers a Settlement Agreement and Release (“Release”) satisfactory to the Company on or before the Decision Date (as defined in the Release). For purposes hereof, employment shall not be considered as having terminated during any

Exhibit 10.14

leave of absence if the leave of absence has been approved in writing by the Company unless otherwise determined by the Committee.
(b)    Termination by Company for Cause. If the employment of the Participant is terminated by the Company or, to the extent that the Company is not the Partcipant’s employer, the Participant’s employer (the “Employer”) for Cause (as defined below), the Restricted Stock Units credited to the Account that were not vested on the date of such termination of employment shall be immediately forfeited.
(c)    Cause. For purposes of this Agreement, “Cause” means conduct involving one or more of the following: (i) the conviction of the Participant, or plea of nolo contendere by the Participant to, a felony or misdemeanor involving moral turpitude; (ii) the indictment of the Participant for a felony or misdemeanor involving moral turpitude under the federal securities laws; (iii) the substantial and continuing failure of the Participant after written notice thereof to render services to the Company or the Employer in accordance with the terms or requirements of the Participant’s employment for reasons other than illness or incapacity; (iv) the willful misconduct or gross negligence by the Participant; (v) fraud, embezzlement, theft, misrepresentation or dishonesty by the Participant involving the Company or any Subsidiary, or willful violation by the Participant of a policy or procedure of the Company, resulting in any case in significant harm to the Company; or (vi) the Participant’s violation of any confidentiality or non-competition agreements with the Company or its Subsidiaries.
(d)    Termination by Participant. If the Participant terminates his or her employment for any reason other than death or disability (as set forth in Section 5), the Restricted Stock Units credited to the Account that were not vested on the date of such termination of employment shall be immediately forfeited.
5.    Death; Disability.
(a)    Death. If the Participant's employment terminates due to the Participant's death, the Restricted Stock Units credited to the Account will fully vest on the date of termination of employment.
(b)    Disability. If the Participant’s employment is terminated by reason of his or her disability and the Restricted Stock Units credited to the Account are not fully vested, the Pro Rata Portion of the next installment of the Restricted Stock Units credited to the Account scheduled to vest (if any) shall vest on the date of such termination. For purposes hereof, “disability” means “permanent and total disability” as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”).
6.    Payment of Restricted Stock Units. Subject to the satisfaction of any Tax-Related Items (as defined in Section 13 below), the Company shall make a payment to the Participant of the vested Restricted Stock Units credited to the Account as provided in Section 7 upon the date the Restricted Stock Units vest.
7.    Form of Payment. Payment pursuant to Section 6 shall be made in Shares equal to the number of vested Restricted Stock Units credited to the Account, less any Tax-Related Items (as defined in Section 13 below). Payment shall be made as soon as practicable after the applicable vesting/payment date, but in no event later than 30 days after the date such Restricted Stock Units have vested, subject to any necessary delay as prescribed under Section 18 of this Agreement.
8.    Beneficiary. In the event of the Participant’s death prior to payment of the Restricted Stock Units credited to the Account, payment shall be made to the last beneficiary designated in writing that

Exhibit 10.14

is received by the Company prior to the Participant’s death or, if no designated beneficiary survives the Participant or you reside outside the U.S. in which case you will not be permitted to make a beneficiary designation, such payment shall be made to the Participant’s estate.
9.    No Obligation to Continue Employment. Neither the Plan, this Agreement, nor the grant of the Restricted Stock Units imposes any obligation on the Employer, the Company or its Subsidiaries to continue the Participant’s employment, or limit in any way the rights of the Employer, the Company or a Subsidiary to terminate the Participant’s employment at any time.
10.    No Rights as Shareholder. The Participant shall have no rights as a stockholder with respect to any Shares subject to the Restricted Stock Units until such Shares have been issued to the Participant.
11.    Adjustment for Capital Changes. The Plan contains provisions covering the treatment of outstanding Awards, including these Restricted Stock Units in the event of mergers, stock splits, spin-offs and certain other corporate transactions. Provisions in the Plan for such adjustment are hereby made applicable hereunder and are incorporated herein by reference.
12.    Change in Control; Corporate Transaction. Provisions regarding a Change in Control and a Corporate Transaction are set forth in Appendix A.
13.    Withholding. Regardless of any action the Company or the Employer takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains his or her responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the issuance of Shares upon settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends and/or any dividend equivalents; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the issuance of Shares in payment of the Restricted Stock Units credited to the Account or any other relevant taxable or tax withholding event, as applicable, the Participant will pay to the Company, or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (1) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer; or (2) withholding from proceeds of the sale of Shares acquired upon vesting/settlement of the Restricted Stock Units either through a voluntary sale or a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization); or (3) withholding in Shares otherwise deliverable to the Participant on vesting/settlement of the Restricted Stock Units credited to the Account.

Exhibit 10.14

To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the vested Restricted Stock Units, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Participant’s participation in the Plan.

Finally, the Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items. The Company will not be responsible for any losses or damages resulting from any delay in releasing the Shares to the Participant upon the vesting of the Restricted Stock Units as a result of the Participant's failure to make full payment of the Tax-Related Items, as provided in this Section 13, in a timely manner upon the vesting of the Restricted Stock Units.
14.    Nature of Grant. In accepting the grant, the Participant acknowledges that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;
(b)    the grant of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted repeatedly in the past;
(c)    all decisions with respect to future Restricted Stock Unit grants, if any, will be at the sole discretion of the Company.
(d)    the Participant is voluntarily participating in the Plan and in these Restricted Stock Units; and
(e)    the future value of the underlying Shares is unknown and cannot be predicted with certainty.
15.    No Advice Regarding Grant. The Company is not providing any tax, legal legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or his or her acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
16.    Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement and any other Restricted Stock Unit grant materials by and among, as applicable, the Employer, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

Exhibit 10.14

The Participant understands that the Company and the Employer may hold certain personal information about him or her, including, but not limited to, his or her name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).
The Participant understands that Data will be transferred to such stock plan service provider(s) (the “Service Providers”) as may be selected by the Company, which Service Providers will provide ongoing assistance to the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the Company, Smith Barney and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. The Participant understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.
17.    Policy on the Avoidance of Insider Trading. The Participant acknowledges that he/she has received and read the RealNetworks Policy on the Avoidance of Insider Trading, and, if applicable, the Addendum to the Policy on the Avoidance of Insider Trading, and the Participant agrees to comply with the Policy's terms, together with the Addendum, if applicable.
18.    Section 409A of the Code.
(a)    Notwithstanding anything contained in this Agreement to the contrary, if the Company determines that as of the date of payment the Participant is a “specified employee” (as such term is defined under Section 409A of the Code) and the Restricted Stock Units could be considered “deferred compensation” subject to Section 409A of the Code, any Shares (or shares of the common stock of the successor company in the event of a Change in Control) payable by reason of the Participant’s separation from service (as such term is defined under Section 409A of the Code) with the Company and its Subsidiaries for any reason other than death or “disability” (as such term is defined under Section 409A of the Code) will not be paid until after the date that is six months following the date of the separation from service (or such earlier time permitted under Section 409A of the Code without the imposition of any accelerated or additional taxes under Section 409A of the Code).
(b)    This Agreement and the Restricted Stock Units granted hereunder are intended to comply or be exempt from the application of Section 409A of the Code and shall be administered in a

Exhibit 10.14

manner consistent, and any ambiguities herein shall be construed and interpreted in accordance, with such intent. Payment under this Agreement shall be made in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, as determined by the Committee. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend the or modify this Agreement as may be necessary to ensure that all vesting or payments provided under this Agreement are made in a manner that qualifies for exemption from or complies with Section 409A of the Code; provided, however, that the Company makes no representations that this Agreement and the Restricted Stock Units granted hereunder are exempt from Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to this Agreement and the Restricted Stock Units granted hereunder.
(c)    Notwithstanding anything in the Plan or this Agreement to the contrary, if the Committee, in its discretion, accelerates the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units, the payment of such accelerated Restricted Stock Units shall be made in accordance with the time period prescribed under Section 7 of this Agreement; provided, however, if the Restricted Stock Units are “deferred compensation” within the meaning of Section 409A of the Code, the payment of such accelerated portion of Restricted Stock Units nevertheless shall be made at the same time or times as if such Restricted Stock Units had vested in accordance with the vesting schedule set forth in the Notice of Grant, including any necessary application of Section 18(a) (whether or not the Participant remains employed by the Company as of such date(s)), unless an earlier payment date, in the judgment of the Committee, would not cause the Participant to incur an additional tax under Section 409A of the Code, in which case, payment of such accelerated Restricted Stock Units shall be made no later than the date that is the fifteenth (15th) day of the third (3rd) month (and in all cases within thirty (30) days) following the earliest permissible payment date that would not cause the Participant to incur an additional tax under Section 409A of the Code, subject to Section 18(a) with respect to specified employees. Notwithstanding the foregoing, any delay in payment pursuant to this Section 18(b) will cease upon the Participant’s death and such payment will be made as soon as practicable after the date of the Participant’s death (and in all cases within thirty (30) days following such death).
19.    Language. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
20.    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
21.    Appendix. Notwithstanding any provisions in this Agreement, the Restricted Stock Unit grant shall be subject to any special terms and conditions set forth in any Appendix C to this Agreement for the Participant’s country. Moreover, if the Participant relocates to one of the countries included in the Appendix C, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan.
22.    Miscellaneous.

Exhibit 10.14

(a)    Notices. All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, if to the Participant, to the address indicated on the signature page below or at the most recent address shown on the records of the Company, and if to the Company, to the Company’s principal office, attention of the Corporate Secretary.
(b)    Entire Agreement; Modification. This Agreement and the Plan constitute the entire agreement between the parties relative to the subject matter hereof, and supersedes all understandings between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.
(c)    Cost of Litigation. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party or parties all costs, expenses and reasonable attorneys’ fees incurred by the successful party or parties (including without limitation costs, expenses and fees in any appellate proceedings), and if the successful party recovers judgment in any such action or proceeding, such costs, expenses and attorney’s fees shall be included as part of the judgment.
(d)    Severability. The invalidity, illegality or unenforceability of any one or more provision of this Agreement, in whole or in part, shall in no way affect the validity, legality or enforceability of any other provision.
(e)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including the Participant’s heirs, executors, administrators and legal representatives.
(f)    Governing Law. The Restricted Stock Unit grant and the provisions of this Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Washington, without giving effect to the principles of the conflicts of laws, as provided in the Plan.
For purposes of litigating any dispute that arises under this grant or the Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Washington, agree that such litigation shall be conducted in the courts of King County, Washington, or the federal courts for the United States for the Western District of Washington, where this grant is made and/or to be performed.

Exhibit 10.14

23.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Restricted Stock Unit and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Exhibit 10.14

APPENDIX A
Change in Control; Corporate Transaction
I. Change in Control
Notwithstanding anything contained herein to the contrary, if (i) the Restricted Stock Units credited to the Account are assumed or substituted for on substantially the same terms and conditions (which may include payment in shares of the common stock of the Surviving Corporation or the Parent Corporation) immediately following the Change in Control and (ii) within twenty-four (24) months after a Change in Control the Participant’s employment is terminated by the Company or its successor without Cause or by the Participant for Good Reason, all of the unvested Restricted Stock Units credited to the Account shall be vested immediately. Furthermore and notwithstanding anything contained herein to the contrary, if the Restricted Stock Units credited to the Account are not assumed or substituted for immediately following the Change in Control on substantially the same terms and conditions (which may include payment in shares of the common stock of the Surviving Corporation or the Parent Corporation), all of the unvested Restricted Stock Units credited to the Account shall vest immediately upon the Change in Control. If the Company is the Surviving Corporation or the Parent Corporation, if applicable, it shall be deemed to have assumed the Restricted Stock Units unless it takes explicit action to the contrary.
For purposes of this Agreement:
“Change in Control” means the occurrence of any one of the following events:
(i)    during any period of twenty-four (24) consecutive months, individuals who, at the beginning of the period constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the initial public offering whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;
(ii)    any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions:  (A) by the Company or any subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursant to a Non-Qualifying Transaction, as defined in paragraph (iii), or (E) by any person of Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 35% or more of Company Voting Securities by such person;

Exhibit 10.14

(iii)    the consummation of a merger, consolidation, statutory share exchange, reorganization or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least half of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or
(iv)    the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets.
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 35% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.
“Good Reason” means:
(i)    a reduction by the Company or its successor of more than 10% in the Participant’s rate of annual base salary as in effect immediately prior to such Change in Control;
(ii)    a reduction by the Company or its successor of more than 10% of the Participant’s individual annual target or bonus opportunity; or
(iii)    any requirement of the Company that Participant be based anywhere more than fifty (50) miles from Participant’s primary office location at the time of the Change in Control and more than fifty (50) miles from Participant’s principal residence at the time of the Change in Control.
A termination by the Participant shall not be for Good Reason unless the Participant provides written notice to the Company setting forth the factual basis for the Participant’s belief that an event or condition constitutes Good Reason within ninety days of the initial existence of the event or

Exhibit 10.14

condition constituting Good Reason, provides the Company with a period of at least thirty days to remedy the event or condition constituting Good Reason and the Company fails to cure the Good Reason within that period.
II. Corporate Transaction
Notwithstanding anything contained herein to the contrary, in the event of a Corporate Transaction that is not a Change in Control, the surviving corporation or acquiring corporation may assume, continue or substitute for the Restricted Stock Units credited to the Account on substantially the same terms and conditions (which may include payment in shares of the common stock of the surviving corporation or acquiring corporation, or the parent company of the surviving or acquiring corporation). In the event of a Corporate Transaction that is not a Change in Control, then notwithstanding anything contained herein to the contrary, to the extent that the surviving corporation or acquiring corporation (or its parent company) does not assume, continue or substitute for the Restricted Stock Units credited to the Account on substantially the same terms and conditions (which may include payment in shares of the common stock of the surviving corporation, acquiring corporation, or the surviving or acquiring corporation’s parent company), then all of such Restricted Stock Units that are unvested shall become fully vested immediately prior to the Corporate Transaction if the Participant is then an Employee.
For purposes of this Agreement, “Corporate Transaction” means (i) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or (ii) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the Shares outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise. Notwithstanding the foregoing, a “Corporate Transaction” shall not include a transaction that is effected exclusively for the purpose of changing the domicile of the Company.
III. Form and Timing of Payment
Payment of Restricted Stock Units that vest pursuant to the first sentence of Part I of this Appendix A shall be made in Shares (or, if applicable, in shares of the common stock of the Surviving Corporation or Parent Corporation) as soon as practicable following the termination of employment referred to in such sentence, but in any event within 30 days following the date of such termination, subject to any delay under Section 18 the Agreement. Payment of Restricted Stock Units that vest pursuant to the second sentence of Part I of Appendix A shall be made in Shares (or, if applicable, in shares of the common stock of the Surviving Corporation or the Parent Corporation), as soon as practicable but in any event within 30 days following the date of the Change in Control, subject to any delay under Section 18 the Agreement. Payment of Restricted Stock Units that vest pursuant to the second sentence of Part II of this Appendix A shall be made in Shares (or, if applicable, in shares of the common stock of the surviving corporation, acquiring corporation, or the surviving or acquiring corporation’s parent company), as soon as practicable but in any event within 30 days following the date of the Corporate Transaction, subject to any delay under Section 18 of the Agreement.